                                                                    Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (the "Agreement"), effective as of January 1, 2002 (the "Effective Date"), is the employment agreement by and between GLAS-AIRE INDUSTRIES LTD., a corporation duly incorporated under the laws of British Columbia with its registered and records office at 3137 Grandview Highway, Vancouver, British Columbia, Canada, and CRAIG GROSSMAN, an individual residing at 4817 South Kalispell Street, Aurora, Colorado, United States of America (the "Executive").

     Whereas, the Company desires to enter into this Executive Employment Agreement with the Executive in order to employ the Executive and has offered the Executive incentives for being employed by the Company; and the Company believes it is necessary, proper, and in the best interests of the Company and its shareholders to encourage the Executive to be employed by the Company; and

     Whereas, the Company desires to employ the Executive for the period of 24 months from the Effective Date hereof and any renewal periods thereafter; and

     Whereas, both parties desire to embody the terms and conditions of employment of the Executive into a written agreement.

     Now, Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1.   Definitions.

          a. "Board" shall mean the Board of Directors of the Company together with an executive committee thereof (if any), as the same shall be constituted from time to time.

          b. "Cause" for termination shall mean (i) that the Company acting in good faith based upon information then known to the Company has determined that Executive has engaged in or committed willful misconduct, gross negligence, embezzlement, theft, fraud or other illegal conduct; (ii) Executive's refusal or unwillingness to perform his duties; (iii) engaging in any conduct that involves a conflict of interest, insubordination, failure to follow the written directions of the Board of Directors or any committee thereof, or any other material breach of this Agreement; (iv) breach of any confidentiality or trade secret agreements between the Company and Executive; or (v) conviction of any felony, or any entry of a plea of nolo contendere, under the laws of Canada, any province in Canada, the United States or any state in the United States. In the case of (ii) and (iii), the Board of Directors must provide written notice containing the Board's good faith determination that the Executive was guilty of conduct set forth above in clause (ii) and (iii) and provide Executive a period of thirty (30) days in which to cure or remedy (if possible) the offending conduct; and upon cure or remedy, there shall be no cause.

          c. "Change of Control" shall mean the occurrence of one or more of the following three (3) events:

               i. after the Effective Date of this Agreement, any person or persons acting in concert, becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of
          1934) directly or indirectly of securities representing 33% or more of the total number of votes which may be cast for the election of directors of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire Group"); provided that the issuance by Glas-Aire Group of the Series A Preferred Stock or the shares of common stock to be issued upon conversion of the Series A Preferred Stock shall not be considered in determining whether a "change of control" has occurred; or

               ii. within one (1) year after a merger, consolidation, reorganization, liquidation, or sale of assets involving Glas-Aire Group or a contested election of a Glas-Aire Group director or any combination of the foregoing, the individuals who were directors of Glas-Aire Group immediately prior thereto shall cease to constitute a majority of the Board of Glas-Aire Group; or

               iii. within one (1) year after a tender offer or exchange offer for voting securities of Glas-Aire Group, the individuals who were directors of Glas-Aire Group immediately prior thereto shall cease to constitute a majority of the Board or Glas-Aire Group.

          d. "Disability" shall mean written documentation by a physician mutually agreeable to the Company and the Executive (or in the event of the Executive's total physical or mental disability, the Executive's legal representative) that the Executive is physically or mentally unable to perform his duties under this Agreement and that such disability can reasonably be expected to continue for a period of six (6) consecutive months or for shorter periods aggregating one hundred eighty (180) days in any twelve (12) month period.

          e. "Executive" shall mean Craig Grossman and, if the context requires, his heirs, personal representatives, and permitted successors and assigns.

          f. "Person" shall mean any natural person, incorporated entity, limited or general partnership, business trust, agency (governmental or private), division, political sovereign, or subdivision or instrumentality.

          g. "Reorganization" shall mean any transaction or any series of transactions consummated in a twelve (12) month period pursuant to which any Person acquires (by merger, acquisition, or otherwise) all or substantially all the assets of the Company or the then outstanding equity securities of the Company or any of its Subsidiaries and the Company or the Subsidiary or Subsidiaries which are involved are not the surviving entity or entities, the Company and any Subsidiary being deemed surviving if, and only if, the majority of the Board of Directors of the surviving entity were directors of the Company or Subsidiary involved with the transaction prior to the reorganization.

          h. "Subsidiary" or "Subsidiaries" shall mean any corporation or entity of which the Company shall from time to time own more than 50% of the voting stock or ownership interests.

     2.   Employment Period and Duties.

          a. Term. The Company hereby agrees to employ the Executive as President and Chief Executive Officer ("CEO") and the Executive hereby agrees to serve the Company in such capacity for a period commencing on the Effective Date of this Agreement and continuing thereafter for a period of twenty-four (24) months unless terminated by either party as provided herein.

          b. Services. Executive will perform those duties and have such authority and powers as are customarily associated with the offices of President and Chief Executive Officer and as set forth in the Company's Bylaws and, as may from time to time be assigned by the Board of Directors.

     3. Scope of Duties. The Executive will devote such amount of business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Executive's duties under this Agreement, subject to the supervision and direction of the Company's Board of Directors. Executive further agrees to serve as Director of the Company, if nominated and elected as such; provided, however, Executive shall be entitled to vacation periods as provided in this Agreement and shall be entitled to engage in other business ventures, and in particular to maintain employment as President and Chief Executive Officer of Glas-Aire Industries Group Ltd., a Nevada Corporation, but only to the extent that such other business does not interfere with or adversely affect the performance of Executive's services under this Agreement.

     4. Location. The Executive shall perform the above services from a location directed by the Company. If the Executive is required by the Company to relocate to provide the above services, the Company shall pay for all direct costs and expenses of relocation.

     5. Compensation. The remuneration of the Executive for his services hereunder shall be at the rate of CDN $100,000 per year, together with any such increments thereto as the Board of Directors of the Company may from time to time determine, payable in bi-monthly installments in arrears.

     6. Reimbursement of Expenses. The Executive shall be reimbursed for all reasonable, out-of-pocket expenses, including but not limited to travel and entertainment expenses, incurred by him in connection with his duties hereunder.

     7. Vacation. The Executive shall be entitled to take and be paid for four
(4) paid vacation weeks per calendar year, to be taken at times acceptable to the Executive. A total of up to four (4) weeks unused vacation may be accumulated over the term of this Agreement. The Executive shall also be entitled to be paid for all statutory holidays in effect in the province of British Columbia. The Executive shall be entitled to additional unpaid vacation to be negotiated with the Board of Directors.

     8.   Termination.

          a. Termination by Company for Other Than Cause. If the Company terminates the employment of the Executive without cause and without notice, the Executive will be entitled to receive as compensation in lieu of notice the remuneration that he would have received during the period following the termination for which the Executive is entitled to compensation for length of service under the Employment Standards Act.

          b. Termination by the Company for Cause. The Company shall have the right to terminate the employment of the Executive for Cause. Upon Termination of the Executive for Cause, Executive is to be immediately paid all salary and vacation pay accrued to the date of termination, but Executive will not be paid any severance compensation.

          d. Termination by Executive Without Cause. Executive may voluntarily terminate this Agreement at any time after giving the Company ninety (90) days prior written notice. In the event of a voluntary Termination by the Executive Without Cause, Company will pay to Employee all salary and vacation pay accrued to the date of termination, but Employee will not be paid any severance compensation.

          e. Change in Control. If at any time during the term of this Agreement there is a Change of Control, this, at Executive's option (to be exercised within one (1) year from the date Executive receives notice of the Change in Control), shall be considered a termination of Executive's employment by the Company for Other than Cause, and the provisions of paragraph (a) shall apply.

          f. Termination on Account of Executive's Death. In the event of Executive's death during the term of this Agreement, this Agreement shall terminate and Executive's designee shall receive all accrued salary and vacation pay.

     9. The Executive's Rights under Certain Plans. The Company agrees that nothing contained herein is intended to or shall be deemed to be granted to the Executive in lieu of any rights and privileges under any retirement, pension, profit, insurance, hospitalization, moving expense reimbursement, or other plans which may now be in effect or which will be adopted during the Employment Period.

     10. Binding Agreement, Non-assignability. This Agreement and the rights and obligations of the parties shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties; but except as to any successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Executive.

     11. Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia.

     12. Arbitration of Disputes and Judicial Proceedings. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, is to be settled by court action in British Columbia, Canada.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     In Witness Whereof, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officer thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year written above.

                                 GLAS-AIRE INDUSTRIES LTD.


April 12, 2002                   By:
                                    --------------------------------------------
                                 William R. Ponsoldt, Sr., Chairman of the Board


April 12, 2002
                                 -----------------------------------------------
                                 Craig Grossman